Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-184151, 333-184152, and 333-238544 on Form S-8 and Registration Statement No. 333-265317 on Form S-3 of our reports dated February 25, 2025, relating to the financial statements of Pentair plc and the effectiveness of Pentair plc’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 25, 2025